UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report(Date of earliest event reported) __April 21, 2005____

Cyber Law Reporter, Inc.

(Exact name of registrant as specified in its charter)

Texas	333-87696	76-0636625
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1207 Wisterwood, Houston, Texas 77043

(Address of principal executive offices)

Registrant’s telephone number, including area code: (713) 249-1428

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosures.

On April 15, 2005, we entered into a non-binding letter of intent for the purchase of certain operating assets of Bright Hawk Energy, LLC.  The letter of intent calls for us to pay $500,000 for the assets which consist of the Elliott Leases located in Shackelford County, Texas.  There are currently three wells on the property, two of which are producing and one of which is a disposal well.  The letter of intent calls for us to close this transaction on or before July 1, 2005.  Prior to the Closing certain conditions must be met.  These include the approval of our Board of Directors after a due diligence review of the assets to be acquired; the listing of our securities for trading on an over-the-counter market; and the acquisition of the capital necessary to pay for the assets at Closing.

Section 8.01 Other Events

On April 15, 2005 we received a financing commitment in the amount of $5 million from Goldbridge Capital, LLC to be provided under the provisions of Rule 415 as a Discretionary Drawdown Offering.  Our President, Mr. Gilchrist is a principal of Goldbridge Capital so they are a related party.  We expect to use the proceeds of this financing to expand our entry into the oil & gas industry following the closing of the asset acquisition described above.  Prior to being able to access this financing we must file a registration statement with the SEC registering the shares that we will then have the option of putting to Goldbridge Capital under the terms of the Agreement.  Prior to the registration of shares to be issued under Rule 415, the SEC requires that we have a market for our shares.  Consequently we intend to apply for a listing on the over-the-counter bulletin board operated by the National Association of Securities Dealers, (“NASD”).

The terms of this financing commitment will be set forth in greater detail in the definitive agreements that we will enter into with Goldbridge Capital including a detailed investment agreement; a registration rights agreement and a warrant agreement under which we expect to grant warrant rights to Goldbridge representing 10% of the shares we will register for issuance under Rule 415.  When the financing has been registered, we will be able to make a series of ‘puts’ to Goldbridge based upon the terms of the Investment Agreement from which we will receive 90% of the lesser of the volume weighted average of the ten lowest VWAP days or the volume weighted average of the ten lowest daily closing bid prices during a twenty day period following each put.  The financing commitment will be good for a term of two years from the effective date of our registration of the shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cyber Law Reporter, Inc.

By: ____//s//  Jonathan Gilchrist_______

President

Date: April 18, 2005